Exhibit 99.1

MARAVAI LIFESCIENCES REPORTS FIRST QUARTER 2022 FINANCIAL RESULTS

Affirms Revenue Guidance and Raises Adjusted EBITDA and Adjusted EPS Guidance

SAN DIEGO, Calif., — May 5, 2022 — Maravai LifeSciences Holdings, Inc. (Maravai) (NASDAQ: MRVI), a global provider of life science reagents and services to researchers and biotech innovators, today reported financial results for the first quarter ended March 31, 2022, together with other business updates. Highlights include:
•Record quarterly revenue of $244.3 million, an increase of 65% over the prior year;
•Nucleic Acid Production base business revenue (excluding COVID-19 related CleanCap® revenue) increased 55% over the prior year;
•Net income of $146.9 million for the first quarter, representing growth of 95% over the prior year;
•Record Adjusted EBITDA margins of 77%;
•Increase to full year 2022 guidance for Adjusted EBITDA and Adjusted Fully Diluted Earnings per Share (EPS); and
•Expansion of our Senior Leadership team with the addition of Deborah (“Deb”) Barbara as Vice President, Business Development and Strategy.
"Maravai produced another solid quarter of growth, delivering a record-setting first quarter with total revenues reaching $244.3 million, up 65% over the first quarter of 2021. This excellent performance included 55% revenue growth in our Nucleic Acid Production base business, after excluding approximately $172.9 million of COVID-19 related CleanCap revenue in the quarter,” said Carl Hull, Chairman and CEO. “Our base business continues to deliver substantial revenue growth, reflecting strong demand for our products in therapeutic and vaccine development programs for non-COVID indications. We expect momentum to continue to build across our global customer base as mRNA research advances beyond COVID-19 and cell and gene therapy development accelerates.”
Revenue for the First Quarter 2022

	Three Months Ended March 31,
	2022	2021	Year-over-Year % Change
Nucleic Acid Production	$223,650	$123,932	80.5%
Biologics Safety Testing	20,643	17,649	17.0%
Protein Detection (sold in Sept. 2021)	—	6,630	(100.0)%
Total Revenue	$244,293	$148,211	64.8%
First Quarter 2022 Financial Results
Revenue for the first quarter was $244.3 million, representing a 65% increase over the same period in the prior year and was driven by the following:
•Nucleic Acid Production revenue was $223.7 million for the first quarter, representing an 80% increase year-over-year and reflecting $172.9 million of COVID-19 related CleanCap revenue. The increase in Nucleic Acid Production revenue was the result of continued strong demand for our proprietary CleanCap analogs for COVID-19 vaccines and increased demand for mRNA products as this technology becomes incorporated into more therapeutic and vaccine development programs for a variety of indications.
•Biologics Safety Testing revenue was $20.6 million for the first quarter, representing a 17% increase year-over-year. The increase was driven by higher demand as the result of growth in the underlying markets supporting cell and gene therapies, biosimilar and other biologic programs.
Net income and Adjusted EBITDA (non-GAAP) were $146.9 million and $187.0 million, respectively, for the first quarter of 2022, compared to $75.5 million and $100.9 million, respectively, for the first quarter of the prior year.
Updated Financial Guidance for 2022
Our updated financial guidance for the full year 2022 is based on expectations for our existing business and does not include the financial impact of potential new acquisitions, if any, or items that have not yet been identified or quantified. This guidance is subject to a number of risks, uncertainties and other factors, including those identified in “Forward-looking Statements” below.
The Company continues to project total revenue for 2022 in the range of $920.0 million to $960.0 million, reflecting overall growth of 15% to 20%.
Adjusted EBITDA (non-GAAP) is now expected to be in the range of $650.0 million to $690.0 million.
Adjusted fully diluted EPS (non-GAAP) is now expected to be in the range of $1.74 - $1.90 per share. Adjusted fully diluted EPS (non-GAAP) is based on the assumption that all the units of Maravai Topco Holdings, LLC (paired with the corresponding shares of Class B common stock) are converted to shares of Class A common stock. The net income included in the Adjusted fully diluted EPS (non-GAAP) has been adjusted to eliminate the net income attributable to non-controlling interest as a result of the assumed full conversion of the units of Maravai Topco Holdings, LLC (paired with the corresponding shares of Class B common stock) for shares of Class A common stock and is further adjusted for certain items that we do not believe directly reflect our core operations. All such adjustments have been tax effected at the midpoint of an assumed statutory tax rate range of 23% to 25%.
Maravai cannot provide guidance for the most closely comparable GAAP measures or reconciliations for the non-GAAP financial measures included in the updated 2022 guidance above because we are unable to provide a meaningful or accurate calculation or estimation of certain reconciling items without unreasonable effort. This is due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including net income attributable to noncontrolling interest, variations in effective tax rate, expenses to be incurred for acquisition activities, and the diluted weighted average number of shares of Class A common stock outstanding for the applicable period from potential proforma exchanges of outstanding Maravai Topco Holdings, LLC units (paired with shares of Class B common stock) for shares of Class A common stock. Thus, we are unable to present a quantitative reconciliation of the aforementioned forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because such information is not available. However, 2022 interest expense is expected to be in the range of $22.0 million to $25.0 million, 2022 depreciation and amortization is now expected to be in the range of $30.0 million to $35.0 million, and 2022 equity-based compensation is expected to be in the range of $15.0 million to $20.0 million.

MARAVAI LIFESCIENCES HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2022	2021 (as adjusted)*
Revenue	$244,293	$148,211
Operating expenses
Cost of revenue	40,032	31,391
Selling, general and administrative	33,200	23,471
Research and development	3,695	2,160
Total operating expenses	76,927	57,022
Income from operations	167,366	91,189
Other income (expense)
Interest expense	(2,664)	(7,904)
Loss on extinguishment of debt	(208)	—
Change in payable to related parties pursuant to the Tax Receivable Agreement	2,340	5,886
Other income	7	3
Income before income taxes	166,841	89,174
Income tax expense	19,981	13,709
Net income	146,860	75,465
Net income attributable to noncontrolling interests	79,998	52,363
Net income attributable to Maravai LifeSciences Holdings, Inc.	$66,862	$23,102

Net income per share attributable to Maravai LifeSciences Holdings, Inc.:
Basic	$0.51	$0.24
Diluted	$0.50	$0.24

Weighted average number of shares outstanding:
Basic	131,489	96,647
Diluted	255,287	96,673
____________________
*As adjusted to reflect the impact of the adoption of Accounting Standards Codification 842 (“ASC 842”).

MARAVAI LIFESCIENCES HOLDINGS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(Unaudited)
(in thousands, except per share amounts)

Net Income to Adjusted EBITDA
	Three Months Ended March 31,
	2022	2021 (as adjusted)*
Net income	$146,860	$75,465
Add:
Amortization	5,527	5,041
Depreciation	1,855	1,256
Interest expense	2,664	7,904
Income tax expense	19,981	13,709
EBITDA	176,887	103,375
Acquisition integration costs (1)	4,779	4
Equity-based compensation (2)	3,627	2,278
Merger and acquisition related expenses (3)	1,188	919
Financing costs (4)	1,037	206
Tax receivable agreement liability adjustment (5)	(2,340)	(5,886)
Other (6)	1,814	—
Adjusted EBITDA	$186,992	$100,896
____________________
*As adjusted to reflect the impact of the adoption of ASC 842.

Adjusted Net Income and Adjusted Net Income per Diluted Share
	Three Months Ended March 31,
	2022	2021 (as adjusted)*
Net income attributable to Maravai LifeSciences Holdings, Inc.	$66,862	$23,102
Net income impact from pro forma conversion of Class B shares to Class A common shares	79,998	52,363
Adjustment to the provision for income tax (7)	(18,928)	(13,062)
Tax-effected net income	127,932	62,403
Acquisition integration costs (1)	4,779	4
Equity-based compensation (2)	3,627	2,278
Merger and acquisition related expenses (3)	1,188	919
Financing costs (4)	1,037	206
Tax receivable agreement liability adjustment (5)	(2,340)	(5,886)
Other (6)	1,814	—
Tax impact of adjustments (8)	(2,957)	6,051
Foreign-derived income cash tax benefit (9)	1,442	—
Net cash tax benefit retained from historical exchanges (10)	1,850	958
Adjusted net income	$138,372	$66,933

Diluted weighted average shares of Class A common stock outstanding	255,288	257,647

Adjusted net income	$138,372	$66,933
Adjusted fully diluted EPS	$0.54	$0.26
____________________
Explanatory Notes to Reconciliations
*As adjusted to reflect the impact of the adoption of ASC 842.
(1)Refers to incremental costs incurred to execute and integrate completed acquisitions, and retention payments in connection with these acquisitions.
(2)Refers to non-cash expense associated with equity-based compensation.
(3)Refers to diligence, legal, accounting, tax and consulting fees incurred associated with acquisitions that were not consummated.
(4)Refers to transaction costs related to the refinancing of our long-term debt and costs from our secondary offering that are not capitalizable or cannot be offset against proceeds from such transactions.
(5)Refers to the gain related to the adjustment of our tax receivable agreement liability primarily due to changes in our estimated state apportionment and the corresponding reduction of our estimated state tax rate.
(6)Refers to the loss recognized during the period associated with certain working capital and other adjustments for the sale of Vector Laboratories, Inc., which was completed in September 2021, and the non-cash expense incurred on extinguishment of debt.
(7)Represents additional corporate income taxes at an assumed effective tax rate of of 23.66% and 23.90% for the three months ended March 31, 2022 and 2021, respectively, applied to additional net income attributable to Maravai LifeSciences Holdings, Inc. from the assumed proforma exchange of all outstanding shares of Class B common stock for shares of Class A common stock.
(8)Represents income tax impact of non-GAAP adjustments and assumed proforma exchange of all outstanding Class B common stock for shares of Class A common stock at an assumed effective tax rate of 23.66% and 23.90% for the three months ended March 31, 2022 and 2021, respectively.
(9)Represents income tax benefits at Maravai LifeSciences Holdings, Inc. related to the income tax treatment of income derived from sales to foreign-domiciled customers.

(10)Represents tax benefits due to the amortization of intangible assets and other tax attributes resulting from the tax basis step up associated with the purchase or exchange of Maravai Topco Holdings, LLC units and Class B common stock, net of payment obligations under the tax receivable agreement.

Non-GAAP Financial Information
This press release contains financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S. (GAAP). These non-GAAP measures include: Adjusted EBITDA and Adjusted fully diluted Earnings Per Share (EPS).
We define Adjusted EBITDA as net income before interest, taxes, depreciation and amortization and adjustments to exclude, as applicable: (i) incremental costs incurred to execute and integrate completed acquisitions, and associated retention payments; (ii) charges for in-process research and development associated with completed acquisitions; (iii) non-cash expenses related to share-based compensation; (iv) gain or loss on the sale of businesses; (v) gain on sale and leaseback transactions; (vi) expenses incurred for acquisitions that were not consummated (including legal, accounting and professional consulting services); (vii) transaction costs incurred for the initial public offering, secondary public offerings, and debt refinancings; (viii) non-cash expense incurred on loss on extinguishment of debt; and (ix) loss or (income) recognized during the applicable period due to changes in the tax receivable agreement liability. We define Adjusted Net Income as tax-effected earnings before the adjustments described above, and the tax effects of those adjustments. We define Adjusted Diluted EPS as Adjusted Net Income divided by the diluted weighted average number of shares of Class A common stock outstanding for the applicable period, which assumes the proforma exchange of all outstanding units of Maravai Topco Holdings, LLC (paired with shares of Class B common stock) for shares of Class A common stock.
These non-GAAP measures are supplemental measures of operating performance that are not prepared in accordance with GAAP and that do not represent, and should not be considered as, an alternative to net income, as determined in accordance with GAAP.
We use these non-GAAP measures to understand and evaluate our core operating performance and trends and to develop short-term and long-term operating plans. We believe the measures facilitate comparison of our operating performance on a consistent basis between periods and, when viewed in combination with our results prepared in accordance with GAAP, help provide a broader picture of factors and trends affecting our results of operations.
These non-GAAP financial measures have limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, they should not be considered as a replacement for net income, as determined by GAAP, or as a measure of our profitability. We compensate for these limitations by relying primarily on our GAAP results and using non-GAAP measures only for supplemental purposes. The non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP.

Conference Call and Webcast
Maravai’s management will host a conference call today at 2:00 p.m. PT/ 5:00 p.m. ET to discuss its financial results for the first quarter of fiscal year 2022. Approximately 10 minutes before the call, dial (800) 806-5484 or (416) 340-2217 and enter the participant passcode 7725912#. For 72 hours following the call, an audio replay can be accessed by dialing (800) 408-3053 or (905) 694-9451 and using the passcode 6550591#. The call will also be available via live or archived webcast on the "Investors" section of the Maravai web site at https://investors.maravai.com/.
About Maravai
Maravai is a leading life sciences company providing critical products to enable the development of drug therapies, diagnostics and novel vaccines and to support research on human diseases. Maravai’s companies are leaders in providing products and services in the fields of nucleic acid synthesis and biologics safety testing to many of the world's leading biopharmaceutical, vaccine, diagnostics, and cell and gene therapy companies.
For more information about Maravai LifeSciences, visit www.maravai.com.
Forward-looking Statements
This press release contains, and our officers and representatives may from time-to-time make, “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Investors are cautioned that statements in this press release which are not strictly historical statements constitute forward-looking statements, including, without limitation, statements regarding our financial guidance for 2022, our expectations for superior growth and profitability; our ability to make investments in R&D, capacity and people; our predictions regarding demand for our products; and our ability to capitalize on business development opportunities, constitute forward-looking statements and are identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” “anticipate,” or “could” and similar expressions.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:
•Certain of our products are used by customers in the production of vaccines and therapies, some of which represent relatively new and still-developing modes of treatment. Unforeseen adverse events, negative clinical outcomes, development of alternative therapies or increased regulatory scrutiny of these vaccines and therapies and their financial cost may damage public perception of the safety, utility, or efficacy of these vaccines and therapies or other modes of treatment and may harm our customers’ ability to conduct their business. Such events may negatively impact our revenue and have an adverse effect on our performance.

•Continued demand for our COVID-19 related products and services, which currently comprise a significant portion of our revenue, may decrease as populations are vaccinated, the COVD-19 pandemic subsides or antiviral therapeutic alternatives are developed successfully.
•We are dependent on our customers’ spending on and demand for outsourced nucleic acid production and biologics safety testing products and services. A reduction in spending or demand could have a material adverse effect on our business, financial condition, results of operations, cash flows and prospects.
•We compete with life science, pharmaceutical and biotechnology companies who are substantially larger than we are and potentially capable of developing new approaches that could make our products, services and technology obsolete.
•We depend on a limited number of customers for a high percentage of our revenue. If we cannot maintain our current relationships with customers, fail to sustain recurring sources of revenue with our existing customers, or if we fail to enter into new relationships, our future operating results will be adversely affected.
•We rely on a limited number of suppliers or, in some cases, sole suppliers, for some of our raw materials and may not be able to find replacements or immediately transition to alternative suppliers.
•Such other factors as discussed throughout the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2021, as well as other documents on file with the Securities and Exchange Commission.
Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.
Contact Information:
Media Contact: Sara Michelmore
MacDougall Advisors
+1 781-235-3060
maravai@macdougall.bio

Investor Contact: Deb Hart
Maravai LifeSciences
+ 1 858-988-5917
ir@maravai.com